UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 5, 2011

Date of earliest event reported:  April 29, 2011

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio (State or Other Jurisdiction of Incorporation)	333-131542 (Commission file Number)

31-1332119

(IRS Employer Identification No.)

5057 Troy Road, Springfield, Ohio  45502-9032

(Address of principal executive offices)  (Zip code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 1.01. Entry into a Material Definitive Agreement.

On April 6, 2011, AdCare Health Systems, Inc. (the “Company”), filed Form 8-K reporting entry into a material definitive agreement on March 31, 2011.  The April 6, 2011, Form 8-K is hereby incorporated by reference.

On March 31, 2011, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”) to sell and issue to the Purchasers in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of $2,115,000 in principal amount of the Company’s Subordinated Convertible Notes (the “Notes”), bearing 10.0% interest per annum payable quarterly in cash in arrears beginning June 30, 2011.  On April 29, 2011, the Company issued an additional $1,783,000 in principal amount of the Notes.

The Notes are convertible into shares of common stock of the Company at $5.30 per share.  The initial conversion price is subject to adjustment for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.  However, unless the Company first obtains the approval of its stockholders as required by the applicable rules of the NYSE Amex, in no event shall the Company be obligated to issue any shares of Common Stock upon conversion of the Notes if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of the Notes without breaching the Company’s obligations under the rules and regulations of the NYSE Amex.

The Notes are unsecured and subordinated in right of payment to existing and future senior indebtedness.

The Notes mature on April 29, 2014.  However, if after six (6) months from the closing of the transaction, the Common Stock trades at or above 200% of the conversion price for 20 out of 30 consecutive trading days, with an average daily trading volume of over 50,000 shares, then the Company may, subject to the satisfaction of certain other conditions, redeem the Notes in cash at a price equal to the sum of (i) 100% of the principal being redeemed plus (ii) any accrued and unpaid interest on the principal, plus late charges, if any (the principal amount being redeemed, plus any accrued and unpaid interest, plus any other charges, is collectively referred to in this Report as the “Redemption Amount”).

In addition, holders may require the Company to redeem all or a portion of their Notes upon a change of control transaction, as described in the Notes, at a redemption price in cash equal to the greater of (i) 110% of the Redemption Amount being redeemed and (ii) the product of (A) the Redemption Amount being redeemed multiplied by (B) the quotient determined by dividing (1) the greatest closing sale price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation of the change of control and (y) the public announcement of such change of control and ending on the date the holder delivers its redemption notice to the Company, by (2) the conversion price then in effect.

Additionally, the Notes may become immediately due and payable upon an “event of default,” which, with respect to each Note, generally includes, without limitation, each of the following:

•

any registration failure under the terms of the registration rights agreement;

•

the suspension from trading or failure of the Common Stock to be listed on the NYSE Amex or any other national securities exchange for a period of five (5) consecutive trading days or for more than an aggregate of fifteen (15) trading days in any 365-day period;

•

the Company’s (A) failure to cure a conversion failure by delivery of the required number of shares of Common Stock within the time period specified in the Notes, or (B) notice of our intention not to comply with a request for conversion of any Notes into shares of Common Stock;

•

failure to pay any amount of principal, interest or other amounts when and as due under the Notes (if such failure continues beyond the expiration of any applicable cure or grace periods);

•

specific events of bankruptcy, insolvency, reorganization or liquidation;

•

the Company breaches any material warranty, covenant or other term or condition of any transaction document, except, in the case of a breach of a covenant or other term or condition of any transaction document which is curable, only if such breach continues for a period of at least ten (10) days; and

•

any event of default occurs with respect to any other Notes.

In connection with the issuance of the Notes, the Company entered into a Registration Rights Agreement with the Purchasers obligating the Company to register for resale the shares of the Common Stock issuable upon the conversion of the Notes on a registration statement on Form S-3 to be filed with the Securities and Exchange Commission within fifty (50) days after the closing of the sale of the Notes.

Additionally, in connection with the financing, the Company also entered into customary Lock-Up Agreements with each of its directors and officers. The Lock-Up Agreements expire on the 180th day following the closing date of the financing.

This announcement is not an offer to sell either the Notes or the Common Stock issuable upon conversion of the Notes.  Neither the Notes nor the shares of Common Stock issuable upon conversion of the Notes have been registered under the Securities Act, and the foregoing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, Registration Rights Agreement, the form of Note, the form of Lock-Up Agreement entered into in connection with the private placement, previously filed with Form 8-K on April 6, 2011, and hereby incorporated by reference.  The foregoing documents provide investors with information regarding their terms.  They are not intended to provide any other factual information about the Company or the Purchasers.  In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement, as qualified by the Disclosure Schedule attached thereto, were used for the purpose of allocating risk between the Company and the Purchasers rather than establishing matters as facts.  Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the Company or the Purchasers.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 3, 2010, AdCare Health Systems, Inc. (the “Company”) filed Form 8-K reporting under Item 1.01 its entry into a purchase agreement to acquire three skilled nursing facilities located in Georgia.  The December 3, 2010, Form 8-K is incorporated by reference in this filing.

On April 29, 2011, Erin Property Holdings, LLC, a wholly owned subsidiary of the Company completed the acquisition of the operations of and selected assets of a skilled nursing facility from SPTIHS Properties Trust and Five Star Quality Care-GA, LLC.  The property acquired is known as Southland Care Center (“SCC”), a 126 bed skilled nursing facility located in Dublin, Georgia.  The purchase price was $6,850,000.  Also, on April 29, 2011, Mt Kenn Property Holdings, LLC, a wholly owned subsidiary of the Company completed the acquisition of the operations of and selected assets of a skilled nursing facility from SPTIHS Properties Trust and Five Star Quality Care-GA, LLC.  The property acquired is known as Autumn Breeze Healthcare Center (“ABHC”), a 109 bed skilled nursing facility located in Marietta, Georgia.  The purchase price was $5,900,000.

Through separate Operations Transfer Agreements, the Company obtained control of the facilities effective May 1, 2011.  The Company had paid $500,000 in earnest money upon entering the purchase agreement and an additional $400,000 to extend the closing date to April 29, 2011.

To complete the acquisition of SCC, the Company issued a secured promissory note (the “SCC Note”) for $5,800,000.  The SCC Note matures on April 30, 2012, accrues interest at a variable rate of LIBOR plus 3.75% per annum and may be repaid without penalty.  The SCC Note is secured by the SCC facility and guaranteed by AdCare Health Systems, Inc.

To complete the acquisition of ABHC, the Company issued a secured promissory note (the “ABHC Note”) for $4,500,000.  The ABHC Note matures on April 30, 2012, accrues interest at a variable rate of LIBOR plus 3.75% per annum and may be prepaid at any time without penalty.  The ABHC Note is secured by the ABHC facility and is guaranteed by AdCare Health Systems, Inc.

The Company plans to replace this short term financing with permanent long term financing prior to each  Note’s maturity date.

The third facility, a 126 bed skilled nursing facility located in College Park, Georgia, may be acquired at a later date.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02.  Unregistered Sale of Equity Securities.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 8.01 Other Matters

On May 2, 2011, the Company issued a press release announcing the completion of the acquisitions described under Item 2.01 above.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Item 8.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01.  Financial Statements and Exhibits.

a.

Financial Statements of Business Acquired.  The financial statements required by Item 9.01(a) are not included with this report.  The Company intends to file these financial statements by amendment not later than 71 calendar days after the date this Form 8-K is required to be filed with the Securities and Exchange Commission.

b.

Pro Forma Financial Information.  The pro forma financial information required under 9.01(b) is not included with this report.  The Company intends to file this pro forma financial information by amendment no later than 71 calendar days after the date this Form 8-K is required to be filed with the Securities and Exchange Commission.

Exhibit Number	Description of Exhibit
10.1	Erin Property Holdings, LLC Promissory Note dated April 29, 2011
10.2	Erin Property Holdings, LLC Deed to Secure Debt, Assignment of Rents and Security Agreement dated April 29, 2011
10.3	Mt. Kenn Property Holdings, LLC Promissory Note dated April 29, 2011
10.4	Mt. Kenn Property Holdings, LLC Deed to Secure Debt, Assignment of Rents and Security Agreement dated April 29, 2011
99.1	Press Release dated May 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  May 5, 2011

ADCARE HEALTH SYSTEMS, INC.

By: /s/Scott Cunningham

Name: Scott Cunningham

Title:  Chief Financial Officer